SLM Student Loan Trust 1996-3
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$279,937,479.16	($19,988,931.47)	$259,948,547.69
	ii	Interest to be Capitalized	1,262,193.91		1,108,873.84

	iii	Total Pool	$281,199,673.07		$261,057,421.53

B	i	Weighted Average Coupon (WAC)	4.349%		4.344%
	ii	Weighted Average Remaining Term	76.37		76.05
	iii	Number of Loans	153,242		143,400
	iv	Number of Borrowers	60,512		56,884

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	78442GAD8	0.49%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAE6	0.68%	228,449,673.07	81.241%	208,307,421.53	79.794%
	iii	Certificates	78442GAF3	0.95%	52,750,000.00	18.759%	52,750,000.00	20.206%

	iv	Total Notes and Certificates			$281,199,673.07	100.000%	$261,057,421.53	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$702,999.18	$652,643.55
	iv	Reserve Account Floor Balance ($)	$1,502,704.00	$1,502,704.00
	v	Current Reserve Acct Balance ($)	$1,502,704.00	$1,502,704.00

II. 1996-3 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$18,075,576.42
	ii	Principal Collections from Guarantor	2,862,080.91
	iii	Principal Reimbursements	29,870.06
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$20,967,527.39

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,787.57
	ii	Capitalized Interest	(1,016,383.49)

	iii	Total Non-Cash Principal Activity	$(978,595.92)

C	Total Student Loan Principal Activity		$19,988,931.47

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,490,893.18
	ii	Interest Claims Received from Guarantors	137,034.14
	iii	Collection Fees/Return Items	21,987.49
	iv	Late Fee Reimbursements	128,064.52
	v	Interest Reimbursements	9,021.72
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(736.06)
	viii	Subsidy Payments	332,412.02

	ix	Total Interest Collections	$2,118,677.01

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,296.55
	ii	Capitalized Interest	1,016,383.49

	iii	Total Non-Cash Interest Adjustments	$1,018,680.04

F	Total Student Loan Interest Activity		$3,137,357.05

G.	Non-Reimbursable Losses During Collection Period		$35,258.31

H.	Cumulative Non-Reimbursable Losses to Date		$1,957,699.67

III. 1996-3 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
i	Principal Payments Received	$16,929,857.07
ii	Consolidation Principal Payments	4,007,800.26
iii	Reimbursements by Seller	(1.25)
iv	Borrower Benefits Reimbursements	1,378.79
v	Reimbursements by Servicer	701.87
vi	Re-purchased Principal	27,790.65

vii	Total Principal Collections	$20,967,527.39

B	Interest Collections
i	Interest Payments Received	$1,915,790.74
ii	Consolidation Interest Payments	43,812.54
iii	Reimbursements by Seller	291.06
iv	Borrower Benefits Reimbursements	142.35
v	Reimbursements by Servicer	7,726.63
vi	Re-purchased Interest	861.68
vii	Collection Fees/Return Items	21,987.49
viii	Late Fees	128,064.52

ix	Total Interest Collections	$2,118,677.01

C	Other Reimbursements	$145,647.11

D	Administrator Account Investment Income	$—

E	Funds borrowed from next Collection Period	$—

TOTAL FUNDS RECEIVED	$23,231,851.51
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(538,685.42)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$22,693,166.09

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$272,986.89
ii	Percentage of Principal Calculation	$259,414.10
iii	Lesser of Unit or Principal Calculation	$259,414.10

H	Servicing Fees Due for Current Period	$259,414.10

I	Carryover Servicing Fees Due	$—
Apr-04	Servicing Carryover	$—
May-04	Servicing Carryover	$—
Jun-04	Servicing Carryover	$—

$—

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$279,414.10

IV. 1996-3	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	4.134%	4.152%	682	579	0.445%	0.404%	$2,309,026.88	$1,913,779.83	0.825%	0.736%

Grace
Current	4.081%	4.157%	165	172	0.108%	0.120%	$551,287.15	$640,637.67	0.197%	0.246%

TOTAL INTERIM	4.123%	4.153%	847	751	0.553%	0.524%	$2,860,314.03	$2,554,417.50	1.022%	0.983%
REPAYMENT
Active
Current	4.374%	4.366%	106,624	99,348	69.579%	69.280%	$156,150,949.53	$143,264,693.20	55.781%	55.113%
31-60 Days Delinquent	4.419%	4.395%	5,523	5,662	3.604%	3.948%	$12,630,985.05	$12,659,377.04	4.512%	4.870%
61-90 Days Delinquent	4.481%	4.459%	3,112	3,155	2.031%	2.200%	$8,217,367.96	$7,348,998.41	2.935%	2.827%
91-120 Days Delinquent	4.323%	4.391%	1,655	1,843	1.080%	1.285%	$4,722,701.17	$5,154,463.90	1.687%	1.983%
> 120 Days Delinquent	4.431%	4.415%	5,144	5,274	3.357%	3.678%	$15,223,186.86	$15,359,905.54	5.438%	5.909%

Deferment
Current	4.161%	4.147%	15,736	13,957	10.269%	9.733%	$39,657,755.62	$35,551,637.01	14.167%	13.676%

Forbearance
Current	4.374%	4.377%	13,911	12,680	9.078%	8.842%	$38,570,939.70	$35,879,078.18	13.778%	13.802%
TOTAL REPAYMENT	4.351%	4.345%	151,705	141,919	98.997%	98.967%	$275,173,885.89	$255,218,153.28	98.298%	98.180%
Claims in Process (1)	4.437%	4.477%	690	727	0.450%	0.507%	$1,903,279.24	$2,164,975.52	0.680%	0.833%
Aged Claims Rejected (2)	0.000%	4.615%	0	3	0.000%	0.002%	$0.00	$11,001.39	0.000%	0.004%
GRAND TOTAL	4.349%	4.344%	153,242	143,400	100.000%	100.000%	$279,937,479.16	$259,948,547.69	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-3 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.445%	106,965	$173,374,632.56	66.696%
- GSL - Unsubsidized	4.171%	21,406	$53,575,128.24	20.610%
- PLUS Loans	4.085%	8,332	$18,039,653.37	6.940%
- SLS Loans	4.103%	6,697	$14,959,133.52	5.755%

- Total	4.344%	143,400	$259,948,547.69	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.353%	117,796	$219,054,401.70	84.268%
-Two Year	4.312%	18,281	$28,879,690.90	11.110%
-Technical	4.272%	7,321	$12,007,467.03	4.619%
-Other	4.370%	2	$6,988.06	0.003%

- Total	4.344%	143,400	$259,948,547.69	100.000%

*Percentages may not total 100% due to rounding.

VI. 1996-3 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,472,948.20
B	Interest Subsidy Payments Accrued During Collection Period		294,631.96
C	SAP Payments Accrued During Collection Period		5,457.37
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		54,904.18
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,827,941.71

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$2,827,941.71
	iv	Primary Servicing Fee	$798,099.52
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$281,199,673.07
	vii	Student Loan Rate	2.87466%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(4/26/04 - 7/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.88562%
K	Class A-2 Interest Rate	0.004688279	(4/26/04 - 7/26/04)	1.88562%
L	Certificate T-Bill Based Rate of Return			2.15562%
M	Certificate Rate of Return	0.005359590	(4/26/04 - 7/26/04)	2.15562%

VII. 1996-3 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.949%	1.6290%	1.8990%

4/27/2004	–	5/3/2004	7	0.985%	1.6650%	1.9350%

5/4/2004	–	5/10/2004	7	1.001%	1.6810%	1.9510%

5/11/2004	–	5/17/2004	7	1.078%	1.7580%	2.0280%

5/18/2004	–	5/24/2004	7	1.058%	1.7380%	2.0080%

5/25/2004	–	6/1/2004	8	1.066%	1.7460%	2.0160%

6/2/2004	–	6/7/2004	6	1.150%	1.8300%	2.1000%

6/8/2004	–	6/14/2004	7	1.251%	1.9310%	2.2010%

6/15/2004	–	6/21/2004	7	1.413%	2.0930%	2.3630%

6/22/2004	–	6/28/2004	7	1.336%	2.0160%	2.2860%

6/29/2004	–	7/6/2004	8	1.381%	2.0610%	2.3310%

7/7/2004	–	7/12/2004	6	1.344%	2.0240%	2.2940%

7/13/2004	–	7/25/2004	13	1.336%	2.0160%	2.2860%

Total Days in Accrual Period			91

VIII. 1996-3 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$279,937,479.16
	ii	Interest To Be Capitalized	1,262,193.91

	iii	Total Pool	$281,199,673.07

B	Total Note and Certificate Factor		0.18662662888
C	Total Note and Certificate Balance		$281,199,673.07

D	Note Balance 4/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.4131097162	1.0000000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$228,449,673.07	$52,750,000.00

	iv	Note Balance	$0.00	$228,449,673.07	$52,750,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,502,704.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
K	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1996-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III -F + VI-D)		$22,748,070.27	$22,748,070.27

B	Primary Servicing Fees-Current Month		$259,414.10	$22,488,656.17

C	Administration Fee		$20,000.00	$22,468,656.17

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$22,468,656.17
	ii	Class A-2	$1,071,035.73	$21,397,620.44

	iii	Total Noteholder’s Interest Distribution	$1,071,035.73

E	Certificateholder’s Return Distribution Amount		$282,718.38	$21,114,902.06

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$21,114,902.06
	ii	Class A-2	$20,142,251.54	$972,650.52

	iii	Total Noteholder’s Principal Distribution	$20,142,251.54

G	Certificateholder’s Balance Distribution Amount		$0.00	$972,650.52

H	Increase to the Specified Reserve Account Balance		$0.00	$972,650.52

I	Carryover Servicing Fees		$0.00	$972,650.52

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$972,650.52
	ii	Class A-2	$0.00	$972,650.52

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$972,650.52

L	Excess to Reserve Account		$972,650.52	$0.00

X. 1996-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$1,071,035.73	$282,718.38
	ii	Quarterly Interest Paid		0.00	1,071,035.73	282,718.38

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$20,142,251.54	$0.00
	viii	Quarterly Principal Paid		0.00	20,142,251.54	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$21,213,287.27	$282,718.38

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$281,199,673.07
	ii	Adjusted Pool Balance 6/30/04		261,057,421.53

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$20,142,251.54

	iv	Adjusted Pool Balance 3/31/04		$281,199,673.07
	v	Adjusted Pool Balance 6/30/04		261,057,421.53

	vi	Current Principal Due (iv - v)		$20,142,251.54
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$20,142,251.54

	ix	Principal Distribution Amount Paid		$20,142,251.54

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$20,142,251.54
D		Total Interest Distribution		1,353,754.11

E		Total Cash Distributions - Note and Certificates		$21,496,005.65

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	(78442GAD8)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAE6)	$228,449,673.07	$208,307,421.53
		A-2 Note Pool Factor		0.4131097162	0.3766861149

	iii	Certificate Balance	(78442GAF3)	$52,750,000.00	$52,750,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,502,704.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$972,650.52

	iv	Total Reserve Account Balance Available			$2,475,354.52
	v	Required Reserve Account Balance			$1,502,704.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp			$972,650.52
	viii	Ending Reserve Account Balance			$1,502,704.00

XI. 1996-3 Historical Pool Information

					2003	2002
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$279,937,479.16	$310,875,610.71	$465,120,765.71	$649,443,805.96

	Student Loan Principal Activity
	i	Regular Principal Collections	$18,075,576.42	$29,069,651.49	$124,364,482.02	$102,440,961.11
	ii	Principal Collections from Guarantor	2,862,080.91	2,745,774.99	$14,439,613.19	$17,771,051.49
	iii	Principal reimbursements	29,870.06	155,455.95	$21,531,720.12	$75,011,186.65
	iv	Other System Adjustments	—	—	$—	$—

	v	Total Principal Collections	$20,967,527.39	$31,970,882.43	$160,335,815.33	$195,223,199.25
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,787.57	$35,692.36	$853,167.12	$1,175,818.64
	ii	Capitalized Interest	(1,016,383.49)	(1,068,443.24)	$(6,943,827.45)	(12,075,977.64)

	iii	Total Non-Cash Principal Activity	$(978,595.92)	$(1,032,750.88)	$(6,090,660.33)	$(10,900,159.00)

(-)	Total Student Loan Principal Activity		$19,988,931.47	$30,938,131.55	$154,245,155.00	$184,323,040.25

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,490,893.18	$1,739,755.33	$10,116,605.09	$19,253,752.31
	ii	Interest Claims Received from Guarantors	137,034.14	132,558.91	$819,716.37	$1,253,370.67
	iii	Collection Fees/Return Items	21,987.49	25,703.74	$80,210.46	$27,583.78
	iv	Late Fee Reimbursements	128,064.52	169,947.82	$625,138.41	$706,552.20
	v	Interest Reimbursements	9,021.72	10,335.11	$181,776.71	$744,543.32
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	(736.06)	252.25	$(1,393.52)	$(1,237.79)
	viii	Subsidy Payments	332,412.02	339,348.36	$1,965,505.80	$3,622,792.04

	ix	Total Interest Collections	$2,118,677.01	$2,417,901.52	$13,787,559.32	$25,607,356.53
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,296.55	$2,729.22	$(646,341.31)	$(936,213.50)
	ii	Capitalized Interest	1,016,383.49	1,068,443.24	$6,943,827.45	12,075,977.64

	iii	Total Non-Cash Interest Adjustments	$1,018,680.04	$1,071,172.46	$6,297,486.14	$11,139,764.14

	Total Student Loan Interest Activity		$3,137,357.05	$3,489,073.98	$20,085,045.46	$36,747,120.67
(=)	Ending Student Loan Portfolio Balance		$259,948,547.69	$279,937,479.16	$310,875,610.71	$465,120,765.71
(+)	Interest to be Capitalized		$1,108,873.84	$1,262,193.91	$1,352,625.75	$2,091,762.47

(=)	TOTAL POOL		$261,057,421.53	$281,199,673.07	$312,228,236.46	$467,212,528.18

(+)	Reserve Account Balance		$—	$—	$—	$—

(=)	Total Adjusted Pool		$261,057,421.53	$281,199,673.07	$312,228,236.46	$467,212,528.18

XII. 1996-3 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	6/17/96-12/31/96
Beginning Student Loan Portfolio Balance			$806,073,622.03	$938,572,480.24	$1,083,954,845.53	$1,228,714,371.63	$1,413,647,896.61	$1,485,028,174.57

	Student Loan Principal Activity
	i	Regular Principal Collections	$126,706,494.61	$121,063,535.23	$123,861,528.15	$122,504,044.52	$109,020,540.61	$56,058,587.17
	ii	Principal Collections from Guarantor	$17,975,173.55	$12,375,064.50	18,156,326.10	41,298,428.76	56,780,983.13	4,102,484.47
	iii	Principal reimbursements	$28,736,853.04	$21,430,906.08	27,257,566.01	2,546,996.03	41,704,153.21	25,574,172.87
	iv	Other System Adjustments	$—	$—	—	—	—	(2,160.08)

	v	Total Principal Collections	$173,418,521.20	$154,869,505.81	$169,275,420.26	$166,349,469.31	$207,505,676.95	$85,733,084.43

	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,440,385.10	$2,643,498.71	$3,132,761.43	$3,047,079.72	$3,675,838.55	$2,226,545.19
	ii	Capitalized Interest	(18,229,090.23)	$(25,014,146.31)	(27,025,816.40)	(24,637,022.93)	(26,247,990.52)	(16,579,351.66)

	iii	Total Non-Cash Principal Activity	$(16,788,705.13)	$(22,370,647.60)	$(23,893,054.97)	$(21,589,943.21)	$(22,572,151.97)	$(14,352,806.47)

(-)	Total Student Loan Principal Activity		$156,629,816.07	$132,498,858.21	$145,382,365.29	$144,759,526.10	$184,933,524.98	$71,380,277.96

	Student Loan Interest Activity
	i	Regular Interest Collections	$34,090,629.43	$42,827,548.53	$48,933,205.61	$56,008,898.70	$56,916,994.63	$29,251,514.62
	ii	Interest Claims Received from Guarantors	$1,390,357.95	$812,784.81	1,087,760.95	2,555,312.40	3,556,475.39	195,989.28
	iii	Collection Fees/Return Items	$—	$—	—	—	—	—
	iv	Late Fee Reimbursements	$891,599.99	$938,988.51	956,791.93	271,571.86	—	—
	v	Interest Reimbursements	$327,806.38	$276,508.21	473,917.51	129,824.10	640,157.64	403,805.13
	vi	Other System Adjustments	$—	$(314.73)	—	—	—	(385.55)
	vii	Special Allowance Payments	$1,551,707.33	$7,584,781.61	433,935.51	1,215,231.25	1,886,637.13	1,296,691.10
	viii	Subsidy Payments	$5,916,408.39	$7,952,542.43	12,387,199.61	18,157,524.99	27,499,868.72	19,346,491.31

	ix	Total Interest Collections	$44,168,509.47	$60,392,839.37	$64,272,811.12	$78,338,363.30	$90,500,133.51	$50,494,105.89

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,172,654.87)	$(5,357,996.78)	$(2,892,499.78)	$(2,440,884.70)	$(2,985,922.64)	$(2,174,688.01)
	ii	Capitalized Interest	18,229,090.23	$52,039,962.71	27,025,816.40	24,637,022.93	26,247,990.52	16,579,351.66

	iii	Total Non-Cash Interest Adjustments	$17,056,435.36	$46,681,965.93	$24,133,316.62	$22,196,138.23	$23,262,067.88	$14,404,663.65

	Total Student Loan Interest Activity		$61,224,944.83	$107,074,805.30	$88,406,127.74	$100,534,501.53	$113,762,201.39	$64,898,769.54

(=)	Ending Student Loan Portfolio Balance		$649,443,805.96	$806,073,622.03	$938,572,480.24	$1,083,954,845.53	$1,228,714,371.63	$1,413,647,896.61

(+)	Interest to be Capitalized		$3,618,322.22	$4,569,688.04	$8,138,666.80	$13,191,211.43	$14,946,382.97	$15,933,644.48

(=)	TOTAL POOL		$653,062,128.18	$810,643,310.07	$946,711,147.04	$1,097,146,056.96	$1,243,660,754.60	$1,429,581,541.09

(+)	Reserve Account Balance		$1,632,655.32	$2,026,608.28	$2,366,777.87	$2,742,865.14	$3,222,987.71	$3,674,921.48

(=)	TOTAL ADJUSTED POOL		$654,694,783.50	$812,669,918.35	$949,077,924.91	$1,099,888,922.10	$1,246,883,742.31	$1,433,256,462.57

XIII. 1996-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-96	$1,502,704,078	—
Oct-96	$1,466,211,474	6.31%
Jan-97	$1,429,581,541	5.60%
Apr-97	$1,379,654,678	6.30%
Jul-97	$1,331,618,519	6.60%
Oct-97	$1,289,195,084	6.48%
Jan-98	$1,243,660,755	6.53%
Apr-98	$1,205,728,980	6.14%
Jul-98	$1,167,972,431	5.82%
Oct-98	$1,132,576,891	5.50%
Jan-99	$1,097,146,057	5.22%
Apr-99	$1,058,132,743	5.06%
Jul-99	$1,011,277,300	5.16%
Oct-99	$978,039,044	4.86%
Jan-00	$946,711,147	4.53%
Apr-00	$912,832,742	4.26%
Jul-00	$879,581,833	3.990%
Oct-00	$843,596,370	3.80%
Jan-01	$810,643,310	3.54%
Apr-01	$779,698,302	3.23%
Jul-01	$742,221,154	3.09%
Oct-01	$701,436,139	3.04%
Jan-02	$653,062,128	3.24%
Apr-02	$606,401,594	3.44%
Jul-02	$569,406,526	3.38%
Oct-02	$515,418,978	3.84%
Jan-03	$467,212,528	4.17%
Apr-03	$424,832,257	4.36%
Jul-03	$396,680,743	4.10%
Oct-03	$343,850,777	4.74%
Jan-04	$312,228,236	4.76%
Apr-04	$281,199,673	4.77%
Jul-04	$261,057,422	4.40%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.